Exhibit 99.1

Raptor Pharmaceutical Corp. Provides PROCYSBI® Launch Update and
Third Quarter 2013 Financial Results

First Quarter Following Launch Confirms Anticipated Strong PROCYSBI Uptake

NOVATO, Calif., November 7, 2013 -- Raptor Pharmaceutical Corp. (NASDAQ: RPTP) today provided financial results for its third quarter and nine months ended September 30, 2013.
PROCYSBI Update and Operational Highlights
•	Net product sales for the quarter ended September 30, 2013 were $6.6 million.
•	As of September 30, 2013, there were 194 new PROCYSBI prescriptions from 194 unique patients, and 99 patients on drug.
•	The company is increasing guidance for 2013 to at least 160 patients on therapy by the end of the year, and approximately $15 million in net product sales for the year.
•	On September 6, 2013, PROCYSBI received marketing approval from the European Union (EU) for the treatment of proven nephropathic cystinosis.
•	Data from our Phase 2/3 study of PROCYSBI (RP103) in Huntington's disease following the first 18 months of treatment are anticipated in the first quarter of 2014.
"With the first full quarter of PROCYSBI sales now complete, I am very pleased with the pace of the launch and our team's performance.  We continue to make significant strides in providing access to PROCYSBI and communicating its benefits to both caregivers and patients, which bodes well for our future success," said Christopher M. Starr, Ph.D., Raptor's chief executive officer.  "Beyond cystinosis, our Phase 2/3 trial in Huntington's disease is progressing well and we expect to have top-line data in the first quarter of 2014, followed up by full enrollment of our pediatric non-alcoholic fatty liver disease trial."

"The speed and depth of PROCYSBI adoption has exceeded our expectations, with roughly half of the identified market converted," said Julie Anne Smith, executive vice president strategy and chief operating officer. "With our exceptional uptake thus far, we now turn our focus to bringing PROCYSBI to those appropriate patients not currently on therapy, ensuring patients receive the maximum benefit of PROCYSBI through adherence to therapy, and potentially expanding the addressable market through our newly formed screening initiative with DaVita to identify adult patients with late-onset cystinosis."
Financial Results for the Quarter Ended September 30, 2013
•	Net product sales for the third quarter ended September 30, 2013 were $6.6 million.
•
Net loss for the third quarter ended September 30, 2013 was $17.3 million, or $0.29 per share, compared to a net loss of $10.2 million, or $0.21 per share, for the fiscal quarter ended August 31, 2012.

•	Non-GAAP net loss excluding non-cash common stock-warrant expense and stock-based compensation expense was $9.4 million, or $0.16 per share for the third quarter ended September 30, 2013.
•	Cash and cash equivalents as of September 30, 2013 were $88.3 million.
For the quarter ended September 30, 2013, Raptor recognized approximately $6.6 million in PROCYSBI net product sales.  Revenue is recognized once the product has been shipped by the specialty pharmacy and accepted by the patient.  PROCYSBI became available in the U.S. for shipment to cystinosis patients the week of June 17, 2013.
Raptor began capitalizing commercial inventory costs upon FDA approval of PROCYSBI on April 30, 2013.  For the quarter ended September 30, 2013, the company recorded $0.4 million as cost of sales representing commercial inventory that was capitalized subsequent to FDA approval and sold during the quarter.
Research and development expenses for the quarter ended September 30, 2013 and the fiscal quarter ended August 31, 2012 were $6.8 million and $6.4 million, respectively.  Research and development expenses were $21.4 million for the nine months ended September 30, 2013, compared to $16.4 million for the nine-month period ended August 31, 2012.  The increases in the three and nine months ended September 30, 2013 over the comparable periods in 2012 were primarily due to higher external costs for clinical studies, lab services, and higher staffing expenses, offset by a write-off of an IP license in the prior year.
Selling, general and administrative expenses increased to $8.3 million for the quarter ended September 30, 2013 from $5.8 million for the fiscal quarter ended August 31, 2012.  Selling, general and administrative expenses were $25.6 million for the nine months ended September 30, 2013, compared to $12.4 million for the nine month period ended August 31, 2012.  The increases for the three and nine months ended September 30, 2013 over the comparable periods in 2012 were primarily due to increases in, ramping up of sales and marketing costs for the commercialization and U.S. launch of PROCYSBI, staffing expenses, and non-cash stock option expense.
Interest expense for the quarter ended September 30, 2013 and the fiscal quarter ended August 31, 2012 was $2.3 million and $1,000, respectively.  Interest expense was $4.1 million for the nine months ended September 30, 2013, compared to interest expense of $2,000 for the nine-month period ended August 31, 2012.  The increases in interest expense for the three and nine months ended September 30, 2013 over the comparable periods in 2012 were due to the $50.0 million debt facility the company entered into with HealthCare (HC) Royalty Partners in December 2012.
Net loss for the third quarter ended September 30, 2013 was $17.3 million, or $0.29 per share, compared to a net loss of $10.2 million, or $0.21 per share, for the fiscal quarter ended August 31, 2012.  For the nine months ended September 30, 2013, net loss was $57.4 million, or $1.01 per share, compared with a net loss of $27.3 million, or $0.56 per share, for the nine-month period ended August 31, 2012. Raptor provides non-GAAP financial measures, which it believes can enhance an overall understanding of its financial performance when considered together with GAAP figures. Refer to the section of this press release below entitled "Non-GAAP Financial Information" for a full discussion on this subject.
Cash and cash equivalents as of September 30, 2013 were $88.3 million and included approximately $23.7 million of net proceeds from the second tranche of financing under Raptor's loan agreement with HC Royalty Partners, $38.8 million in net proceeds under its at-the-market (ATM) common stock sales agreement, $9.8 million from warrant exercises, and $1.5 million from stock option exercises, all received during the nine months ended September 30, 2013.   The company believes that its cash balance will be sufficient to meet its projected operational requirements and obligations at least through the end of 2014.

Conference Call and Webcast
Raptor has scheduled an investor conference call and webcast regarding this announcement at 4:30 p.m. EST (1:30 p.m. PST) today, November 7, 2013.  The live call may be accessed by dialing (877) 870-4263 for domestic callers or (412) 317-0790 for international callers.  A live webcast of the conference call will be available online from the investor relations section of the company website at www.raptorpharma.com.  After the call, a webcast replay will be available on the Raptor website for 90 days.   A telephone replay of the call will be available until November 15, 2013 by dialing (877) 344-7529 for domestic callers, or (412) 317-0088 for international callers, and entering the conference number: 10035938.
Non-GAAP Financial Information
Raptor uses non-GAAP financial measures, such as non-GAAP net loss and non-GAAP net loss per share, to assess and analyze its operational results and trends and to make financial and operational decisions. Raptor believes these non-GAAP financial measures are also useful to investors because they provide greater transparency regarding Raptor's operating performance.  The company believes that the presentation of non-GAAP measures is useful to investors because it excludes non-cash stock-based compensation expense and warrant expense which fluctuates from period to period based on factors that are not within the company's control, such as the company's stock price.  These non-GAAP financial measures should not be considered an alternative to measurements required by GAAP, such as net loss, operating loss and net loss per share, and should not be considered measures of Raptor's liquidity.  In addition, these non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies.  Reconciliations between non-GAAP financial measures and GAAP financial measures are included in the tables accompanying this press release after the unaudited condensed consolidated financial statements.
About Raptor Pharmaceutical
Raptor Pharmaceutical Corp. is a biopharmaceutical company focused on developing and commercializing life-altering therapeutics that treat rare, debilitating and often fatal diseases.  The company's first product, PROCYSBI® (cysteamine bitartrate) delayed-release capsules, is FDA approved for the management of nephropathic cystinosis in adults and children 6 years and older. The product is also approved by the European Commission for marketing in the EU as PROCYSBI® gastro-resistant hard capsules of cysteamine (mercaptamine bitartrate), for the treatment of proven nephropathic cystinosis. Raptor's pipeline also includes RP103 in a Phase 2/3 trial for Huntington's disease and a Phase 2 trial in nonalcoholic fatty liver disease in children. PROCYSBI was granted orphan designation and exclusivity for nephropathic cystinosis in the U.S. and EU and RP103 has received U.S. orphan drug designation for Huntington's disease. For additional information, please visit www.raptorpharma.com.
About PROCYSBI (cysteamine bitartrate) delayed-release capsules
PROCYSBI is a cystine depleting agent that is approved in the U.S. for the management of nephropathic cystinosis in adults and children ages 6 years and older.  It is contraindicated in patients with a hypersensitivity to penicillamine.  The most commonly reported side effects are vomiting, abdominal pain/discomfort, headaches, nausea, diarrhea, anorexia/decreased appetite, breath odor, fatigue, dizziness, skin odor and rash.  For additional information on PROCYSBI, including full prescribing information, please visit www.procysbi.com.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  These statements are indicated by words or phrases such as "believes," "expects," "anticipates," "estimates," "plans," "continuing," "ongoing," "projected" and similar words or phrases and relate to future events or our future results of operations or future financial performance, including, but not limited to, quotes from management and statements regarding the projected number of patients by the end of 2013 and projected net product sales, the timing of top-line data from the Phase 2/3 study of PROCYSBI (RP103) in Huntington's disease and enrollment of the pediatric non-alcoholic fatty liver disease trial, Raptor's business strategy and use of cash through at least the end of 2014.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause the company's actual results to be materially different from these forward-looking statements.  Raptor cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made.  Factors which may contribute to differences in actual results include, among others:  market acceptance and sales of PROCYSBI in the U.S. and the EU; Raptor's ability to expand the use of RP103 and to receive regulatory approval for other indications; Raptor's reliance on a single active pharmaceutical ingredient supplier, a single third-party manufacturer and other third parties in connection with drug product development; compliance with healthcare regulations, ongoing regulatory requirements and potential penalties; any serious adverse side effects associated with PROCYSBI or any other future products and product liability claims; third-party payor coverage, reimbursement and pricing; enacted and future healthcare legislation; Raptor's ability to obtain and maintain orphan drug or other regulatory exclusivity for PROCYSBI or any other future products; the integration of European operations with U.S. operations; relationships with key scientific and medical collaborators; intellectual property protection and claims and continued license rights; and Raptor's ability to fund its operations and make required payments on its debt.  Certain of these risks, uncertainties and other factors are described in greater detail in the company's filings from time to time with the Securities and Exchange Commission (the "SEC"), which Raptor strongly urges you to read and consider, including:  Raptor's transition report for the four months ended December 31, 2012 on Form 10-KT filed with the SEC on March 14, 2013, as amended, and Raptor's Quarterly Report on Form 10-Q filed with the SEC on August 9, 2013, which are available free of charge on the SEC's web site at http://www.sec.gov.  Subsequent written and oral forward-looking statements attributable to Raptor or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in Raptor's reports filed with the SEC.  Raptor expressly disclaims any intent or obligation to update any forward-looking statements except as may be required by law.

CONTACT:
Georgia Erbez
Chief Financial Officer
Raptor Pharmaceutical Corp.
(415) 408-6231
gerbez@raptorpharma.com

INVESTOR CONTACTS:
Westwicke Partners, LLC
Stefan Loren, Ph.D.
Managing Director
(443) 213-0507
sloren@westwicke.com

Robert H. Uhl
Managing Director
(858) 356-5932
robert.uhl@westwicke.com

MEDIA CONTACT:
Carolyn Hawley
Canale Communications
(619) 849-5375
carolyn@canalecomm.com

Raptor Pharmaceutical Corp.
Consolidated Balance Sheets
(In thousands, except shares and per share data, or unless otherwise specified)

	September 30, 2013 (unaudited)	December 31, 2012 (1)
ASSETS
Current assets:
Cash and cash equivalents	$88,334	$36,313
Restricted cash	500	163
Short-term investments	0	22,096
Accounts receivable, net	5,519	0
Inventories, net	2,218	0
Prepaid expenses and other	2,764	1,610
Total current assets	99,335	60,182
Intangible assets, net	3,272	2,156
Goodwill	3,275	3,275
Fixed assets, net	1,309	416
Deposits	153	26
Deferred offering costs	172	109
Debt issuance costs	2,929	1,959
Total assets	$110,445	$68,123
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Current liabilities:
Accounts payable	$1,847	$4,599
Accrued liabilities	9,260	2,150
Deferred revenue	3,010	0
Common stock warrant liability	10,339	16,405
Deferred rent	157	6
Capital lease liability – current	18	8
Total current liabilities	24,631	23,168
Note payable	50,000	25,000
Capital lease liability - long-term	45	11
Total liabilities	74,676	48,179

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value per share, 15,000,000 shares authorized, zero shares issued and outstanding	0	0
Common stock, $0.001 par value per share, 150,000,000 shares authorized 61,142,756 and 52,424,649 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	61	52
Additional paid-in capital	229,164	155,945
Accumulated other comprehensive loss	(193)	(115)
Accumulated deficit	(193,263)	(135,938)
Total stockholders' equity	35,769	19,944

Total liabilities and stockholders' equity	$110,445	$68,123

(1) Derived from the Company's audited consolidated financial statements as of December 31, 2012.

Raptor Pharmaceutical Corp.
Consolidated Statements of Comprehensive Loss
 (In thousands, except per share data, or unless otherwise specified)

	Three Months Ended		Nine Months Ended
	September 30, 2013	August 31, 2012	September 30, 2013	August 31, 2012
Net product sales	$6,603	$0	$6,624	$0

Operating expenses:
Cost of sales	442	0	867	0
Research and development	6,791	6,436	21,418	16,427
Selling, general and administrative	8,334	5,830	25,576	12,387

Total operating expenses	15,567	12,266	47,861	28,814

Loss from operations	(8,964)	(12,266)	(41,237)	(28,814)

Interest income	3	78	174	276
Interest expense	(2,287)	(1)	(4,088)	(2)
Foreign currency transaction gain/ (loss)	15	23	(20)	86
Realized gain/ (loss) on short-term investments	0	215	(129)	215
Unrealized gain/ (loss) on short-term investments	0	(143)	0	33
Adjustment to fair value of common stock warrants	(6,044)	1,872	(12,025)	995

Net loss	(17,277)	(10,222)	(57,325)	(27,211)
Other comprehensive gain (loss):
Foreign currency translation adjustment	11	(34)	(78)	(43)

Comprehensive loss	$(17,266)	$(10,256)	$(57,403)	$(27,254)

Net loss per share:
Basic and diluted	$(0.29)	$(0.21)	$(1.01)	$(0.56)

Weighted-average shares outstanding used to compute:
Basic and diluted	59,964	49,766	56,658	48,899

Raptor Pharmaceutical Reconciliation of GAAP to Non-GAAP Financial Information:

Net loss	$(17,277)	$(10,222)	$(57,325)	$(27,211)
Stock-based compensation expense	1,823	1,294	5,420	3,642
Adjustment to fair value of common stock warrants	6,044	(1,872)	12,025	(995)
Non-GAAP Comprehensive loss	$(9,410)	$(10,800)	$(39,880)	$(24,564)

Net loss per share:
Basic and diluted	$(0.16)	$(0.22)	$(0.70)	$(0.50)

Weighted-average shares outstanding used to compute:
Basic and diluted	59,964	49,766	56,658	48,899

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